PEOPLE

PROCESS

125%
945.3454
241
86%
56
67%
05
0 20 40 60 80 100 120 140
5.9223
75%

PLATFORM

NATIONAL STORAGE AFFILIATES

PEOPLE. PROCESS. PLATFORM.
DRIVING GROWTH

THIRD QUARTER 2023 EARNINGS RELEASE
& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

7	Consolidated Statements of Operations

8	Consolidated Balance Sheets

9	Schedule 1 - Funds From Operations and Core Funds From Operations

11	Schedule 2 - Other Non-GAAP Financial Measurements

12	Schedule 3 - Portfolio Summary

14	Schedule 4 - Debt and Equity Capitalization

17	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

18	Schedule 6 - Same Store Performance Summary By MSA

22	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

23	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

24	Schedule 9 - Selected Financial Information

25	Glossary

November 1, 2023
National Storage Affiliates Trust Reports Third Quarter 2023 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s third quarter 2023 results.
Third Quarter 2023 Highlights
•Reported net income of $43.1 million for the third quarter of 2023, an increase of 7.2% compared to the third quarter of 2022. Reported diluted earnings per share of $0.26 for the third quarter of 2023 compared to $0.21 for the third quarter of 2022.
•Reported core funds from operations ("Core FFO") of $85.8 million, or $0.67 per share for the third quarter of 2023, a decrease of 6.9% per share compared to the third quarter of 2022. An increase in net operating income (“NOI”) of $6.0 million was more than offset by an increase in interest expense of $14.2 million, primarily due to an increase in average effective interest rates.
•Reported a decrease in same store NOI of 0.1% for the third quarter of 2023 compared to the same period in 2022, driven by a 1.1% increase in same store total revenues, which was more than offset by an increase of 4.2% in same store property operating expenses.
•Reported same store period-end occupancy of 88.5% as of September 30, 2023, a decrease of 360 basis points compared to September 30, 2022.
•Acquired two wholly-owned self storage properties for approximately $30.1 million during the third quarter of 2023. Consideration for these acquisitions included the issuance of $16.4 million of OP equity.
•Repurchased 6,360,994 of the Company's common shares for approximately $213.4 million under the previously announced share repurchase program.
Highlights Subsequent to Quarter-End
•Issued $250.0 million of senior unsecured notes with a weighted average interest rate of 6.58% and a weighted average maturity of 5.8 years in a private placement with institutional investors.
•Acquired two wholly-owned self storage properties for approximately $25.4 million. Consideration for these acquisitions included approximately $17.1 million of net cash and OP equity of approximately $8.1 million.
David Cramer, President and Chief Executive Officer, commented, “Despite the current headwinds in self storage demand, our team did a good job navigating and responding to this dynamic environment. As a result of these efforts, we’ve maintained our guidance ranges for full-year 2023.”
Mr. Cramer further commented, “We’re also pleased to have completed our $250 million debt private placement prior to the recent increase in debt costs. This transaction demonstrates our healthy access to capital and commitment to enhancing our balance sheet through reducing our floating rate exposure and increasing our weighted average maturity.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Growth	2023	2022	Growth
Net income	$43,064	$40,177	7.2%	$128,932	$133,388	(3.3)%

Funds From Operations ("FFO")(1)	$85,418	$86,215	(0.9)%	$258,161	$264,003	(2.2)%
Add back acquisition costs	341	1,142	(70.1)%	1,424	2,377	(40.1)%
Add (Subtract) casualty-related expenses (recoveries)(2)	—	5,754	—%	(522)	5,754	(109.1)%
Add loss on early extinguishment of debt	—	—	—%	758	—	—%
Core FFO(1)	$85,759	$93,111	(7.9)%	$259,821	$272,134	(4.5)%

Earnings per share - basic	$0.28	$0.21	33.3%	$0.83	$0.68	22.1%
Earnings per share - diluted	$0.26	$0.21	23.8%	$0.77	$0.68	13.2%

FFO per share and unit(1)	$0.67	$0.67	—%	$1.99	$2.04	(2.5)%
Core FFO per share and unit(1)	$0.67	$0.72	(6.9)%	$2.01	$2.10	(4.3)%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
(2) Casualty-related recoveries relate to casualty-related expenses incurred during 2022.
Net income increased $2.9 million for the third quarter of 2023 and decreased $4.5 million for the nine months ended September 30, 2023 ("year-to-date") as compared to the same periods in 2022. The increase in net income in the third quarter of 2023 was primarily due to an increase in NOI of $6.0 million and $5.8 million of casualty-related expense in the third quarter of 2022 that did not recur in 2023, partially offset by an increase in interest expense of $14.2 million. The year-to-date decrease in net income was a result of an increase in interest expense of $44.7 million for the nine months ended September 30, 2023, partially offset by an increase in NOI of $31.2 million year-to-date driven primarily from additional NOI generated from the 18 wholly-owned self storage properties acquired during 2023 and 45 self storage properties acquired during 2022, that were owned during the entire nine months ended September 30, 2023.
The decreases in FFO and Core FFO for the third quarter of 2023 and year-to-date were the result of an increase in NOI of 4.2% and 7.5%, respectively, which were more than offset by an increase in interest expense of 49.2% and 58.9%, respectfully, as compared to the same periods in 2022.
Same Store Operating Results (834 Stores)

($ in thousands, except per square foot data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Growth	2023	2022	Growth
Total revenues	$188,700	$186,718	1.1%	$559,323	$542,199	3.2%
Property operating expenses	52,403	50,285	4.2%	153,017	146,306	4.6%
Net Operating Income (NOI)	$136,297	$136,433	(0.1)%	$406,306	$395,893	2.6%
NOI Margin	72.2%	73.1%	(0.9)%	72.6%	73.0%	(0.4)%

Average Occupancy	89.5%	93.5%	(4.0)%	89.6%	93.7%	(4.1)%
Average Annualized Rental Revenue Per Occupied Square Foot	$15.51	$14.77	5.0%	$15.31	$14.33	6.8%

Year-over-year same store total revenues increased 1.1% for the third quarter of 2023 and 3.2% year-to-date as compared to the same period in 2022. The increase for the third quarter was driven primarily by a 5.0% increase in average annualized rental revenue per occupied square foot, partially offset by a 4.0% decrease in average occupancy. The year-to-date same store total revenue increase was driven primarily by a 6.8% increase in average annualized rental revenue per occupied square foot, partially offset by a 4.1% decrease in average occupancy. Markets which generated above portfolio average same store total revenue growth for the third quarter of 2023 include: Riverside, McAllen and Oklahoma City. Markets which generated below portfolio average same store total revenue growth for the third quarter of 2023 include: Las Vegas, Phoenix and San Antonio.
Year-over-year same store property operating expenses increased 4.2% for the third quarter of 2023 and 4.6% year-to-date as compared to the same periods in 2022. The increases primarily resulted from increases in marketing and insurance expense, partially offset by decreases in personnel expense.
Investment Activity
During the third quarter, NSA invested $30.1 million in the acquisition of two self storage properties sourced from our captive pipeline, consisting of approximately 144,200 rentable square feet configured in approximately 1,100 storage units. Total consideration for these acquisitions included approximately $13.7 million of net cash, $9.2 million of subordinated performance units, $6.2 million of 6.000% Series A-1 cumulative redeemable preferred units, $0.9 million of OP units and LTIP units and the assumption of approximately $0.1 million of other liabilities.
Balance Sheet
During the third quarter, NSA repurchased 6,360,994 of the Company's common shares for approximately $213.4 million under the previously announced share repurchase program. Under the program, the Company has remaining capacity of approximately $27.6 million out of a total of $400.0 million authorized.
On October 5, 2023, NSA issued $65.0 million of 6.46% senior unsecured notes due October 5, 2026, $100.0 million of 6.55% senior unsecured notes due October 5, 2028, $35.0 million of 6.66% senior unsecured notes due October 5, 2030 and $50.0 million of 6.73% senior unsecured notes due October 5, 2033 in a private placement with institutional investors. The Company used the proceeds to repay outstanding amounts on its revolving line of credit and for general corporate purposes. In Schedule 4 of the supplemental financial information, the Company has presented its debt summary as of September 30, 2023, giving pro forma effect for the unsecured notes and repayment of outstanding amounts on the line of credit.
Common Share Dividends
On August 17, 2023, NSA's Board of Trustees declared a quarterly cash dividend of $0.56 per common share, representing a 1.8% increase from the third quarter 2022. The third quarter 2023 dividend was paid on September 29, 2023 to shareholders of record as of September 15, 2023.

2023 Guidance
NSA reaffirms its previously provided Core FFO guidance estimates and related assumptions for the year ended December 31, 2023.

	Current Ranges for Full Year 2023		Actual Results for Full Year 2022
	Low	High
Core FFO per share(1)	$2.63	$2.69	$2.81

Same store operations(2)
Total revenue growth	1.50%	2.75%	12.1%
Property operating expenses growth	4.50%	5.75%	4.8%
NOI growth	0.25%	1.75%	14.9%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$51.0	$53.0	$53.1
Equity-based compensation, in millions	$6.5	$7.0	$6.3

Management fees and other revenue, in millions	$32.0	$34.0	$27.6
Core FFO from unconsolidated real estate ventures, in millions	$23.5	$25.0	$24.8

Subordinated performance unit distributions, in millions	$46.0	$48.0	$58.8

Acquisitions of self storage properties, in millions	$200.0	$300.0	$569.2

	Current Ranges for Full Year 2023
	Low	High
Earnings per share - diluted	$1.02	$1.05
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.11	0.12
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.83	1.87
FFO attributable to subordinated unitholders	(0.35)	(0.37)
Add loss on early extinguishment of debt	0.01	0.01
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01
Core FFO per share and unit	$2.63	$2.69

(1) The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2) 2023 guidance reflects NSA's 2023 same store pool comprising 834 stores. 2022 actual results reflect NSA's 2022 same store pool comprising 628 stores.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on November 1, 2023.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Daylight Time on Thursday, November 2, 2023 to discuss its third quarter 2023 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, November 2, 2023, 1:00 pm EDT
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in the upcoming Nareit REITworld 2023 Annual Conference on November 14 – 16, 2023 in Los Angeles, California.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of September 30, 2023, the Company held ownership interests in and operated 1,119 self storage properties located in 42 states and Puerto Rico with approximately 73.0 million rentable square feet. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; and the Company's guidance estimates for the year ended December 31, 2023. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUE
Rental revenue	$201,833	$193,724	$595,273	$552,829
Other property-related revenue	7,764	6,400	22,184	18,907
Management fees and other revenue	9,550	6,649	25,194	21,111
Total revenue	219,147	206,773	642,651	592,847
OPERATING EXPENSES
Property operating expenses	58,581	55,132	172,158	157,678
General and administrative expenses	15,100	15,298	44,325	43,966
Depreciation and amortization	55,842	59,631	168,005	175,594
Other	4,138	6,356	8,531	7,351
Total operating expenses	133,661	136,417	393,019	384,589
OTHER (EXPENSE) INCOME
Interest expense	(43,065)	(28,871)	(120,706)	(75,966)
Loss on early extinguishment of debt	—	—	(758)	—
Equity in earnings of unconsolidated real estate ventures	1,930	2,134	5,469	5,590
Acquisition costs	(341)	(1,142)	(1,424)	(2,377)
Non-operating income (expense)	(24)	(226)	(426)	(599)
Gain on sale of self storage properties	—	—	—	2,134
Other expense, net	(41,500)	(28,105)	(117,845)	(71,218)
Income before income taxes	43,986	42,251	131,787	137,040
Income tax expense	(922)	(2,074)	(2,855)	(3,652)
Net income	43,064	40,177	128,932	133,388
Net income attributable to noncontrolling interests	(13,827)	(17,966)	(41,290)	(60,911)
Net income attributable to National Storage Affiliates Trust	29,237	22,211	87,642	72,477
Distributions to preferred shareholders	(5,110)	(3,382)	(13,908)	(10,043)
Net income attributable to common shareholders	$24,127	$18,829	$73,734	$62,434

Earnings per share - basic	$0.28	$0.21	$0.83	$0.68
Earnings per share - diluted	$0.26	$0.21	$0.77	$0.68

Weighted average shares outstanding - basic	87,004	91,471	88,263	91,446
Weighted average shares outstanding - diluted	146,118	91,471	147,610	91,446

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2023	2022
ASSETS
Real estate
Self storage properties	$6,616,687	$6,391,572
Less accumulated depreciation	(930,885)	(772,661)
Self storage properties, net	5,685,802	5,618,911
Cash and cash equivalents	58,846	35,312
Restricted cash	1,801	6,887
Debt issuance costs, net	8,976	1,393
Investment in unconsolidated real estate ventures	215,150	227,441
Other assets, net	171,530	156,228
Operating lease right-of-use assets	23,067	23,835
Total assets	$6,165,172	$6,070,007
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,846,976	$3,551,179
Accounts payable and accrued liabilities	109,361	80,377
Interest rate swap liabilities	—	483
Operating lease liabilities	25,095	25,741
Deferred revenue	27,009	23,213
Total liabilities	4,008,441	3,680,993
Equity
Series A Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 9,017,588 and 9,017,588 issued and outstanding at September 30, 2023 and December 31, 2022, respectively, at liquidation preference	225,439	225,439
Series B Preferred shares of beneficial interest, par value $0.01 per share. 7,000,000 authorized, 5,668,128 issued and outstanding at September 30, 2023	115,212	—
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 82,955,797 and 89,842,145 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	830	898
Additional paid-in capital	1,539,279	1,777,984
Distributions in excess of earnings	(468,611)	(396,650)
Accumulated other comprehensive income	44,402	40,530
Total shareholders' equity	1,456,551	1,648,201
Noncontrolling interests	700,180	740,813
Total equity	2,156,731	2,389,014
Total liabilities and equity	$6,165,172	$6,070,007

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$43,064	$40,177	$128,932	$133,388
Add (subtract):
Real estate depreciation and amortization	55,528	59,303	167,078	174,643
Company's share of unconsolidated real estate venture real estate depreciation and amortization	4,287	4,441	13,073	12,611
Gain on sale of self storage properties	—	—	—	(2,134)
Distributions to preferred shareholders and unitholders	(5,393)	(3,653)	(14,758)	(10,857)
FFO attributable to subordinated performance unitholders(1)	(12,068)	(14,053)	(36,164)	(43,648)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	85,418	86,215	258,161	264,003
Add (subtract):
Acquisition costs	341	1,142	1,424	2,377
Casualty-related expense (recoveries)(2)	—	5,754	(522)	5,754
Loss on early extinguishment of debt	—	—	758	—
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$85,759	$93,111	$259,821	$272,134

Weighted average shares and units outstanding - FFO and Core FFO:(3)
Weighted average shares outstanding - basic	87,004	91,471	88,263	91,446
Weighted average restricted common shares outstanding	25	26	26	27
Weighted average OP units outstanding	38,030	35,334	38,504	35,361
Weighted average DownREIT OP unit equivalents outstanding	2,120	1,925	2,120	1,925
Weighted average LTIP units outstanding	562	477	545	526
Total weighted average shares and units outstanding - FFO and Core FFO	127,741	129,233	129,458	129,285

FFO per share and unit	$0.67	$0.67	$1.99	$2.04
Core FFO per share and unit	$0.67	$0.72	$2.01	$2.10

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) Casualty-related recoveries relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statement of operations.
(3) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)
Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Earnings per share - diluted	$0.26	$0.21	$0.77	$0.68
Impact of the difference in weighted average number of shares(4)	0.04	(0.06)	0.11	(0.20)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	—	0.14	—	0.47
Add real estate depreciation and amortization	0.44	0.46	1.29	1.35
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.03	0.10	0.10
Subtract gain on sale of self storage properties	—	—	—	(0.02)
FFO attributable to subordinated performance unitholders	(0.10)	(0.11)	(0.28)	(0.34)
FFO per share and unit	0.67	0.67	1.99	2.04
Add acquisition costs	—	0.01	0.01	0.02
Add casualty-related expenses	—	0.04	—	0.04
Add loss on early extinguishment of debt	—	—	0.01	—
Core FFO per share and unit	$0.67	$0.72	$2.01	$2.10

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$43,064	$40,177	$128,932	$133,388
(Subtract) add:
Management fees and other revenue	(9,550)	(6,649)	(25,194)	(21,111)
General and administrative expenses	15,100	15,298	44,325	43,966
Other	4,138	6,356	8,531	7,351
Depreciation and amortization	55,842	59,631	168,005	175,594
Interest expense	43,065	28,871	120,706	75,966
Equity in earnings of unconsolidated real estate ventures	(1,930)	(2,134)	(5,469)	(5,590)
Loss on early extinguishment of debt	—	—	758	—
Acquisition costs	341	1,142	1,424	2,377
Income tax expense	922	2,074	2,855	3,652
Gain on sale of self storage properties	—	—	—	(2,134)
Non-operating expense	24	226	426	599
Net Operating Income	$151,016	$144,992	$445,299	$414,058

EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$43,064	$40,177	$128,932	$133,388
Add:
Depreciation and amortization	55,842	59,631	168,005	175,594
Company's share of unconsolidated real estate venture depreciation and amortization	4,287	4,441	13,073	12,611
Interest expense	43,065	28,871	120,706	75,966
Income tax expense	922	2,074	2,855	3,652
Loss on early extinguishment of debt	—	—	758	—
EBITDA	147,180	135,194	434,329	401,211
Add (subtract):
Acquisition costs	341	1,142	1,424	2,377
Gain on sale of self storage properties	—	—	—	(2,134)
Casualty-related expenses (recoveries)	—	5,754	(522)	5,754
Equity-based compensation expense	1,702	1,546	5,028	4,670
Adjusted EBITDA	$149,223	$143,636	$440,259	$411,878

Supplemental Schedule 3

Portfolio Summary
As of September 30, 2023
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	196	90,393	12,599,242	89.4%	Texas	207	99,507	13,596,440	89.6%
California	87	52,406	6,628,737	87.6%	Florida	106	60,769	6,886,847	87.2%
Florida	79	45,736	5,169,984	88.0%	California	99	59,052	7,408,179	87.6%
Georgia	71	32,831	4,457,111	85.6%	Georgia	82	38,963	5,329,169	85.9%
Oregon	70	29,219	3,657,943	87.0%	Oregon	70	29,219	3,657,943	87.0%
North Carolina	41	19,880	2,489,587	87.9%	North Carolina	41	19,880	2,489,587	87.9%
Arizona	34	18,859	2,176,097	85.2%	Oklahoma	39	17,619	2,449,697	89.7%
Oklahoma	33	15,300	2,143,082	89.6%	Arizona	36	19,863	2,286,202	84.5%
Louisiana	31	13,857	1,719,027	86.7%	Louisiana	31	13,857	1,719,027	86.7%
Kansas	23	8,568	1,188,824	90.1%	Alabama	29	13,352	1,960,031	85.2%
Pennsylvania	22	10,434	1,296,040	88.0%	Ohio	27	14,877	1,853,364	88.1%
Colorado	22	9,488	1,197,510	88.9%	Michigan	25	15,934	2,018,548	90.9%
Indiana	21	10,991	1,441,040	87.9%	Pennsylvania	25	12,068	1,456,810	88.3%
Washington	19	6,635	871,294	85.6%	Kansas	23	8,568	1,188,824	90.1%
Alabama	15	7,835	1,134,649	81.9%	Tennessee	22	11,554	1,484,168	90.8%
Nevada	15	7,556	962,443	88.9%	Colorado	22	9,488	1,197,510	88.9%
New Hampshire	15	7,117	888,611	90.0%	Indiana	21	10,991	1,441,040	87.9%
Puerto Rico	14	12,408	1,342,533	93.4%	New Jersey	20	13,271	1,578,735	87.9%
Tennessee	13	6,003	777,495	90.4%	Nevada	19	9,174	1,214,956	89.0%
Ohio	13	5,502	729,017	88.2%	Washington	19	6,635	871,294	85.6%
Missouri	12	5,191	676,082	88.4%	Massachusetts	15	11,059	1,210,746	87.0%
Illinois	10	6,383	718,302	87.1%	New Hampshire	15	7,117	888,611	90.0%
New Mexico	10	5,503	717,757	91.6%	Puerto Rico	14	12,408	1,342,533	93.4%
Other(1)	68	35,031	4,526,216	84.0%	Illinois	14	8,925	1,022,129	87.9%
Total	934	463,126	59,508,623	87.8%	Minnesota	12	5,733	734,195	84.7%
					Missouri	12	5,191	676,082	88.4%
					New Mexico	10	5,503	717,757	91.6%
					Other(2)	64	33,430	4,297,806	84.0%
					Total	1,119	574,007	72,978,230	87.9%

(1) Other states in NSA's owned portfolio as of September 30, 2023 include Arkansas, Connecticut, Idaho, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Mississippi, Montana, New Jersey, New York, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

(2) Other states in NSA's operated portfolio as of September 30, 2023 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2023 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other Liabilities	Total

March 31, 2023	16	7,877	960,042	$9,920	$150,531	$85	$160,536
June 30, 2023(3)	—	521	81,560	8,167	5,577	34	13,778
September 30, 2023	2	1,136	144,193	13,666	16,370	78	30,114
Total Acquisitions(4)	18	9,534	1,185,795	$31,753	$172,478	$197	$204,428

(3) The self storage properties acquired by NSA during the quarter ended June 30, 2023 were combined with two existing properties owned by NSA and are being operated together with such properties.
(4) NSA acquired self storage properties located in Arizona (1), California (1), Florida (15) and Nevada (1).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of September 30, 2023									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2023	2024	2025	2026	2027	2028	2029	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	6.70%	Variable(3)	January 2027	$—	$—	$—	$—	$812,000	$—	$—	$—	$812,000
Term loan - Tranche B(2)	3.28%	Swapped To Fixed(4)	July 2024	—	275,000	—	—	—	—	—	—	275,000
Term loan - Tranche C	4.07%	Swapped To Fixed(4)	January 2025	—	—	325,000	—	—	—	—	—	325,000
Term loan - Tranche D	4.05%	Swapped To Fixed	July 2026	—	—	—	275,000	—	—	—	—	275,000
Term loan - Tranche E	4.93%	Swapped To Fixed(4)	March 2027	—	—	—	—	130,000	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	75,000	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	100,000	—	100,000
Term loan facility - June 2029	5.37%	Swapped To Fixed	June 2029	—	—	—	—	—	—	285,000	—	285,000
2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	35,000	—	—	—	—	35,000
2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	—	—	120,000	—	—	120,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	100,000	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.63%	Fixed	April 2023 - October 2031	6,507	19,935	—	—	84,900	88,000	—	30,443	229,785
Total Principal/Weighted Average	4.52%		4.9 years	$6,507	$294,935	$325,000	$310,000	$1,026,900	$283,000	$485,000	$1,125,443	$3,856,785
Weighted average effective interest rate of maturing debt				4.36%	3.34%	4.07%	3.84%	6.26%	4.52%	4.86%	3.41%
Unamortized debt issuance costs and debt premium, net												(9,809)
Total Debt												$3,846,976
(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) NSA may, at its election, extend the maturity dates of the revolving line of credit and Tranche B term loan to January 2028 and January 2025, respectively, subject to meeting customary conditions and payment of an extension fee.

(3) For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment of .10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings.

(4) $25.0 million of Tranche B, $100.0 million of Tranche C, and $5.0 million of Tranche E are subject to variable interest rates, which is reflected in the effective interest rate.

Supplemental Schedule 4 (continued)

Debt and Equity Capitalization									BBB+ Rated
As of September 30, 2023									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands) - Pro Forma for New Senior Unsecured Notes and Line Of Credit Pay Down effective October 5, 2023

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2023	2024	2025	2026	2027	2028	2029	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	6.70%	Variable(3)	January 2027	$—	$—	$—	$—	$562,000	$—	$—	$—	$562,000
Term loan - Tranche B(2)	3.28%	Swapped To Fixed(4)	July 2024	—	275,000	—	—	—	—	—	—	275,000
Term loan - Tranche C	4.07%	Swapped To Fixed(4)	January 2025	—	—	325,000	—	—	—	—	—	325,000
Term loan - Tranche D	4.05%	Swapped To Fixed	July 2026	—	—	—	275,000	—	—	—	—	275,000
Term loan - Tranche E	4.93%	Swapped To Fixed(4)	March 2027	—	—	—	—	130,000	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	—	75,000	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	—	100,000	—	100,000
Term loan facility - June 2029	5.37%	Swapped To Fixed	June 2029	—	—	—	—	—	—	285,000	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	—	35,000	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	—	—	—	65,000	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	—	—	120,000	—	—	120,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	—	—	—	100,000	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	—	100,000	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	—	150,000	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	—	—	—	35,000	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	—	75,000	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.63%	Fixed	April 2023 - October 2031	6,507	19,935	—	—	84,900	88,000	—	30,443	229,785
Total Principal/Weighted Average	4.51%		5.1 years	$6,507	$294,935	$325,000	$375,000	$776,900	$383,000	$485,000	$1,210,443	$3,856,785
Weighted average effective interest rate of maturing debt				4.36%	3.34%	4.07%	4.29%	6.12%	5.05%	4.86%	3.64%
Unamortized debt issuance costs and debt premium, net												(9,809)
Total Debt												$3,846,976
(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) NSA may, at its election, extend the maturity dates of the revolving line of credit and Tranche B term loan to January 2028 and January 2025, respectively, subject to meeting customary conditions and payment of an extension fee.

(3) For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment of .10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings.

(4) $25.0 million of Tranche B, $100.0 million of Tranche C, and $5.0 million of Tranche E are subject to variable interest rates, which is reflected in the effective interest rate.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of September 30, 2023
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.3x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.2x
Total Leverage Ratio	< 60.0%	42.4%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,017,588
6.000% Series B cumulative redeemable preferred shares of beneficial interest(5)	4,608,445
6.000% Series A-1 cumulative redeemable preferred units	1,032,986

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	82,931,361	82,931,361
Restricted common shares	24,436	24,436
Total shares outstanding	82,955,797	82,955,797
Operating partnership units	37,821,686	37,821,686
DownREIT operating partnership unit equivalents	2,120,491	2,120,491
Total operating partnership units	39,942,177	39,942,177
Long-term incentive plan units(6)	569,932	569,932
Total shares and Class A equivalents outstanding	123,467,906	123,467,906
Subordinated performance units(7)	7,955,825	12,490,645
DownREIT subordinated performance unit equivalents(7)	4,133,474	6,489,554
Total subordinated partnership units	12,089,299	18,980,199
Total common shares and units outstanding	135,557,205	142,448,105

(5) We have reflected 4,608,445 Series B Preferred Shares herein, which corresponds to the $115.2 million liquidation preference reflected on the balance sheet at September 30, 2023, although the Company’s balance sheet describes 5,668,128 Series B Preferred Shares issued and outstanding at September 30, 2023. As part of a March 16, 2023 property acquisition of 15 properties from an affiliate of Personal Mini, the Company recorded a $26.1 million promissory note receivable from the Personal Mini affiliate, and the affiliate of Personal Mini used the loan proceeds to acquire $26.1 million of subordinated performance units. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

(6) Balances exclude 216,000 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(7) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.57 OP units based on historical financial information for the trailing twelve months ended September 30, 2023. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	September 30, 2023	December 31, 2022
ASSETS
Self storage properties, net	$1,845,712	$1,891,203
Other assets	41,932	36,873
Total assets	$1,887,644	$1,928,076
LIABILITIES AND EQUITY
Debt financing	$1,002,993	$1,002,301
Other liabilities	32,047	23,808
Equity	852,604	901,967
Total liabilities and equity	$1,887,644	$1,928,076

Combined Operating Information

	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$53,989	$13,497	$161,426	$40,357
Property operating expenses	15,084	3,771	45,246	11,312
Net operating income	38,905	9,726	116,180	29,045
Supervisory, administrative and other expenses	(3,564)	(891)	(10,654)	(2,664)
Depreciation and amortization	(17,147)	(4,287)	(52,290)	(13,073)
Interest expense	(10,417)	(2,604)	(31,247)	(7,812)
Acquisition and other income (expenses)	(123)	(31)	(310)	(78)
Net income	$7,654	$1,913	$21,679	$5,418
Add:
Equity in earnings adjustments related to amortization of basis differences		17		51
Company's share of unconsolidated real estate venture real estate depreciation and amortization		4,287		13,073
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$6,217		$18,542

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2023 compared to Three Months Ended September 30, 2022

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	3Q 2023	3Q 2022	Growth	3Q 2023	3Q 2022	Growth	3Q 2023	3Q 2022	Growth	3Q 2023	3Q 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	50	$10,673	$10,573	0.9%	$2,612	$2,440	7.0%	$8,061	$8,133	(0.9)%	75.5%	76.9%	(1.4)%
Riverside-San Bernardino-Ontario, CA	48	14,070	13,689	2.8%	3,045	2,901	5.0%	11,025	10,788	2.2%	78.4%	78.8%	(0.4)%
Houston-The Woodlands-Sugar Land, TX	40	9,026	8,892	1.5%	2,346	3,191	(26.5)%	6,680	5,701	17.2%	74.0%	64.1%	9.9%
Atlanta-Sandy Springs-Alpharetta, GA	34	7,284	7,045	3.4%	2,099	1,805	16.3%	5,185	5,240	(1.0)%	71.2%	74.4%	(3.2)%
Dallas-Fort Worth-Arlington, TX	24	4,531	4,588	(1.2)%	1,785	1,557	14.6%	2,746	3,031	(9.4)%	60.6%	66.1%	(5.5)%
Phoenix-Mesa-Chandler, AZ	24	5,965	6,111	(2.4)%	1,552	1,429	8.6%	4,413	4,682	(5.7)%	74.0%	76.6%	(2.6)%
McAllen-Edinburg-Mission, TX	21	4,821	4,592	5.0%	1,431	1,210	18.3%	3,390	3,382	0.2%	70.3%	73.6%	(3.3)%
Oklahoma City, OK	20	3,397	3,242	4.8%	904	930	(2.8)%	2,493	2,312	7.8%	73.4%	71.3%	2.1%
Indianapolis-Carmel-Anderson, IN	17	3,413	3,452	(1.1)%	731	974	(24.9)%	2,682	2,478	8.2%	78.6%	71.8%	6.8%
Brownsville-Harlingen, TX	16	2,937	2,793	5.2%	907	748	21.3%	2,030	2,045	(0.7)%	69.1%	73.2%	(4.1)%
Los Angeles-Long Beach-Anaheim, CA	14	6,252	6,145	1.7%	1,488	1,432	3.9%	4,764	4,713	1.1%	76.2%	76.7%	(0.5)%
San Antonio-New Braunfels, TX	14	2,782	2,893	(3.8)%	863	1,060	(18.6)%	1,919	1,833	4.7%	69.0%	63.4%	5.6%
North Port-Sarasota-Bradenton, FL	14	4,561	4,521	0.9%	1,356	1,167	16.2%	3,205	3,354	(4.4)%	70.3%	74.2%	(3.9)%
San Juan-Bayamón-Caguas, PR	14	8,944	8,481	5.5%	1,753	1,655	5.9%	7,191	6,826	5.3%	80.4%	80.5%	(0.1)%
Colorado Springs, CO	13	2,161	2,143	0.8%	636	591	7.6%	1,525	1,552	(1.7)%	70.6%	72.4%	(1.8)%
Tulsa, OK	13	2,140	2,044	4.7%	576	548	5.1%	1,564	1,496	4.5%	73.1%	73.2%	(0.1)%
New Orleans-Metairie, LA	13	2,450	2,634	(7.0)%	775	711	9.0%	1,675	1,923	(12.9)%	68.4%	73.0%	(4.6)%
Augusta-Richmond County, GA-SC	12	2,185	2,178	0.3%	673	642	4.8%	1,512	1,536	(1.6)%	69.2%	70.5%	(1.3)%
Austin-Round Rock-Georgetown, TX	12	3,499	3,507	(0.2)%	1,110	1,118	(0.7)%	2,389	2,389	—%	68.3%	68.1%	0.2%
Las Vegas-Henderson-Paradise, NV	12	2,791	2,951	(5.4)%	778	719	8.2%	2,013	2,232	(9.8)%	72.1%	75.6%	(3.5)%
Corpus Christi, TX	12	2,480	2,285	8.5%	1,069	1,051	1.7%	1,411	1,234	14.3%	56.9%	54.0%	2.9%
Wichita, KS	12	1,789	1,774	0.8%	638	533	19.7%	1,151	1,241	(7.3)%	64.3%	70.0%	(5.7)%
Kansas City, MO-KS	12	2,149	2,170	(1.0)%	787	716	9.9%	1,362	1,454	(6.3)%	63.4%	67.0%	(3.6)%
Shreveport-Bossier City, LA	11	1,562	1,475	5.9%	486	474	2.5%	1,076	1,001	7.5%	68.9%	67.9%	1.0%
Knoxville, TN	10	1,848	1,829	1.0%	494	497	(0.6)%	1,354	1,332	1.7%	73.3%	72.8%	0.5%
Other MSAs	352	74,990	74,711	0.4%	21,509	20,186	6.6%	53,481	54,525	(1.9)%	71.3%	73.0%	(1.7)%
Total/Weighted Average	834	$188,700	$186,718	1.1%	$52,403	$50,285	4.2%	$136,297	$136,433	(0.1)%	72.2%	73.1%	(0.9)%

2022 Same Store Pool(2)	627	$141,088	$140,238	0.6%	$38,585	$36,745	5.0%	$102,503	$103,493	(1.0)%	72.7%	73.8%	(1.1)%

2021 Same Store Pool(3)	551	$124,571	$123,672	0.7%	$33,645	$31,777	5.9%	$90,926	$91,895	(1.1)%	73.0%	74.3%	(1.3)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended September 30, 2023 compared to Three Months Ended September 30, 2022
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		3Q 2023	3Q 2022	Growth	3Q 2023	3Q 2022	Growth	3Q 2023	3Q 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	19,744	2,400,010	87.1%	89.0%	(1.9)%	88.7%	90.7%	(2.0)%	$19.44	$19.07	1.9%
Riverside-San Bernardino-Ontario, CA	26,472	3,613,384	89.5%	92.9%	(3.4)%	90.3%	93.9%	(3.6)%	16.45	15.72	4.6%
Houston-The Woodlands-Sugar Land, TX	19,113	2,955,885	91.4%	93.4%	(2.0)%	92.1%	94.4%	(2.3)%	12.71	12.05	5.5%
Atlanta-Sandy Springs-Alpharetta, GA	15,884	2,194,478	85.7%	92.7%	(7.0)%	87.4%	94.2%	(6.8)%	14.67	13.43	9.2%
Dallas-Fort Worth-Arlington, TX	10,835	1,387,205	86.9%	91.2%	(4.3)%	88.4%	92.9%	(4.5)%	14.27	13.88	2.8%
Phoenix-Mesa-Chandler, AZ	13,948	1,557,262	86.7%	90.4%	(3.7)%	87.6%	91.7%	(4.1)%	16.95	16.66	1.7%
McAllen-Edinburg-Mission, TX	9,679	1,445,017	91.8%	94.7%	(2.9)%	92.1%	96.0%	(3.9)%	13.95	12.89	8.2%
Oklahoma City, OK	9,188	1,328,077	90.1%	94.7%	(4.6)%	91.6%	96.3%	(4.7)%	10.71	9.91	8.1%
Indianapolis-Carmel-Anderson, IN	8,989	1,169,193	87.3%	92.1%	(4.8)%	87.4%	93.7%	(6.3)%	12.92	12.33	4.8%
Brownsville-Harlingen, TX	6,389	916,571	92.0%	94.5%	(2.5)%	93.3%	95.9%	(2.6)%	13.25	12.37	7.1%
Los Angeles-Long Beach-Anaheim, CA	9,756	1,063,469	89.1%	93.2%	(4.1)%	90.1%	94.0%	(3.9)%	25.06	23.58	6.3%
San Antonio-New Braunfels, TX	5,775	771,950	87.2%	90.7%	(3.5)%	87.8%	92.7%	(4.9)%	15.91	15.51	2.6%
North Port-Sarasota-Bradenton, FL	8,884	889,289	86.2%	91.1%	(4.9)%	86.6%	91.9%	(5.3)%	22.85	21.57	5.9%
San Juan-Bayamón-Caguas, PR	12,408	1,342,533	93.4%	95.4%	(2.0)%	93.7%	95.1%	(1.4)%	27.54	25.77	6.9%
Colorado Springs, CO	5,434	675,342	88.4%	91.6%	(3.2)%	90.5%	92.6%	(2.1)%	13.57	13.44	1.0%
Tulsa, OK	6,112	815,005	88.8%	92.7%	(3.9)%	89.9%	94.1%	(4.2)%	11.13	10.36	7.4%
New Orleans-Metairie, LA	6,567	758,608	84.5%	92.1%	(7.6)%	85.2%	93.9%	(8.7)%	14.70	14.37	2.3%
Augusta-Richmond County, GA-SC	6,266	838,092	85.5%	92.2%	(6.7)%	86.8%	93.5%	(6.7)%	11.46	10.73	6.8%
Austin-Round Rock-Georgetown, TX	6,834	901,259	88.3%	93.2%	(4.9)%	89.1%	94.1%	(5.0)%	17.00	16.34	4.0%
Las Vegas-Henderson-Paradise, NV	6,611	818,305	88.9%	91.6%	(2.7)%	88.2%	92.8%	(4.6)%	14.79	14.94	(1.0)%
Corpus Christi, TX	5,470	709,265	89.9%	88.3%	1.6%	90.1%	88.0%	2.1%	14.94	14.33	4.3%
Wichita, KS	4,200	588,161	90.1%	92.8%	(2.7)%	91.2%	94.6%	(3.4)%	12.68	12.11	4.7%
Kansas City, MO-KS	4,491	589,414	91.0%	93.3%	(2.3)%	92.0%	95.2%	(3.2)%	15.13	14.66	3.2%
Shreveport-Bossier City, LA	4,565	606,361	92.8%	94.2%	(1.4)%	92.7%	95.0%	(2.3)%	10.55	9.98	5.7%
Knoxville, TN	4,349	531,021	91.0%	90.5%	0.5%	91.9%	93.2%	(1.3)%	14.57	13.95	4.4%
Other MSAs	168,257	21,586,579	87.8%	91.7%	(3.9)%	88.7%	93.3%	(4.6)%	15.10	14.38	5.0%
Total/Weighted Average	406,220	52,451,735	88.5%	92.1%	(3.6)%	89.5%	93.5%	(4.0)%	$15.51	$14.77	5.0%

2022 Same Store Pool(2)	300,515	38,379,185	88.6%	92.7%	(4.1)%	89.6%	94.1%	(4.5)%	$15.81	$15.11	4.6%

2021 Same Store Pool(3)	265,424	33,561,875	88.5%	92.7%	(4.2)%	89.5%	94.1%	(4.6)%	$15.97	$15.24	4.8%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2023 compared to Nine Months Ended September 30, 2022

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	50	$31,694	$30,950	2.4%	$7,653	$7,260	5.4%	$24,041	$23,690	1.5%	75.9%	76.5%	(0.6)%
Riverside-San Bernardino-Ontario, CA	48	41,721	40,027	4.2%	8,792	8,464	3.9%	32,929	31,563	4.3%	78.9%	78.9%	—%
Houston-The Woodlands-Sugar Land, TX	40	26,687	25,855	3.2%	8,665	9,019	(3.9)%	18,022	16,836	7.0%	67.5%	65.1%	2.4%
Atlanta-Sandy Springs-Alpharetta, GA	34	21,316	20,362	4.7%	5,546	5,224	6.2%	15,770	15,138	4.2%	74.0%	74.3%	(0.3)%
Dallas-Fort Worth-Arlington, TX	24	13,486	13,254	1.8%	4,903	4,494	9.1%	8,583	8,760	(2.0)%	63.6%	66.1%	(2.5)%
Phoenix-Mesa-Chandler, AZ	24	18,030	18,128	(0.5)%	4,400	4,250	3.5%	13,630	13,878	(1.8)%	75.6%	76.6%	(1.0)%
McAllen-Edinburg-Mission, TX	21	14,577	13,366	9.1%	3,984	3,413	16.7%	10,593	9,953	6.4%	72.7%	74.5%	(1.8)%
Oklahoma City, OK	20	9,958	9,275	7.4%	2,636	2,600	1.4%	7,322	6,675	9.7%	73.5%	72.0%	1.5%
Indianapolis-Carmel-Anderson, IN	17	10,094	10,085	0.1%	2,920	2,922	(0.1)%	7,174	7,163	0.2%	71.1%	71.0%	0.1%
Brownsville-Harlingen, TX	16	8,871	8,099	9.5%	2,469	2,106	17.2%	6,402	5,993	6.8%	72.2%	74.0%	(1.8)%
Los Angeles-Long Beach-Anaheim, CA	14	18,742	18,020	4.0%	4,308	4,119	4.6%	14,434	13,901	3.8%	77.0%	77.1%	(0.1)%
San Antonio-New Braunfels, TX	14	8,375	8,436	(0.7)%	2,955	3,112	(5.0)%	5,420	5,324	1.8%	64.7%	63.1%	1.6%
North Port-Sarasota-Bradenton, FL	14	13,780	13,239	4.1%	3,793	3,274	15.9%	9,987	9,965	0.2%	72.5%	75.3%	(2.8)%
San Juan-Bayamón-Caguas, PR	14	26,377	24,675	6.9%	5,025	4,946	1.6%	21,352	19,729	8.2%	80.9%	80.0%	0.9%
Colorado Springs, CO	13	6,329	6,280	0.8%	1,853	1,504	23.2%	4,476	4,776	(6.3)%	70.7%	76.1%	(5.4)%
Tulsa, OK	13	6,255	5,965	4.9%	1,632	1,527	6.9%	4,623	4,438	4.2%	73.9%	74.4%	(0.5)%
New Orleans-Metairie, LA	13	7,418	7,623	(2.7)%	2,153	2,001	7.6%	5,265	5,622	(6.4)%	71.0%	73.8%	(2.8)%
Augusta-Richmond County, GA-SC	12	6,486	6,257	3.7%	1,975	1,811	9.1%	4,511	4,446	1.5%	69.5%	71.1%	(1.6)%
Austin-Round Rock-Georgetown, TX	12	10,365	9,960	4.1%	3,232	3,405	(5.1)%	7,133	6,555	8.8%	68.8%	65.8%	3.0%
Las Vegas-Henderson-Paradise, NV	12	8,418	8,706	(3.3)%	2,160	2,008	7.6%	6,258	6,698	(6.6)%	74.3%	76.9%	(2.6)%
Corpus Christi, TX	12	7,203	6,780	6.2%	2,914	2,821	3.3%	4,289	3,959	8.3%	59.5%	58.4%	1.1%
Wichita, KS	12	5,224	5,128	1.9%	1,720	1,575	9.2%	3,504	3,553	(1.4)%	67.1%	69.3%	(2.2)%
Kansas City, MO-KS	12	6,368	6,272	1.5%	2,259	2,157	4.7%	4,109	4,115	(0.1)%	64.5%	65.6%	(1.1)%
Shreveport-Bossier City, LA	11	4,540	4,313	5.3%	1,397	1,334	4.7%	3,143	2,979	5.5%	69.2%	69.1%	0.1%
Knoxville, TN	10	5,343	5,270	1.4%	1,565	1,543	1.4%	3,778	3,727	1.4%	70.7%	70.7%	—%
Other MSAs	352	221,666	215,874	2.7%	62,108	59,417	4.5%	159,558	156,457	2.0%	72.0%	72.5%	(0.5)%
Total/Weighted Average	834	$559,323	$542,199	3.2%	$153,017	$146,306	4.6%	$406,306	$395,893	2.6%	72.6%	73.0%	(0.4)%

2022 Same Store Pool(2)	627	$419,518	$408,591	2.7%	$111,405	$106,236	4.9%	$308,113	$302,355	1.9%	73.4%	74.0%	(0.6)%

2021 Same Store Pool(3)	551	$370,070	$360,642	2.6%	$96,892	$92,092	5.2%	$273,178	$268,550	1.7%	73.8%	74.5%	(0.7)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Nine Months Ended September 30, 2023 compared to Nine Months Ended September 30, 2022
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	19,744	2,400,010	87.1%	89.0%	(1.9)%	88.9%	90.5%	(1.6)%	$19.26	$18.69	3.0%
Riverside-San Bernardino-Ontario, CA	26,472	3,613,384	89.5%	92.9%	(3.4)%	91.2%	95.4%	(4.2)%	16.29	15.12	7.7%
Houston-The Woodlands-Sugar Land, TX	19,113	2,955,885	91.4%	93.4%	(2.0)%	92.2%	93.7%	(1.5)%	12.48	11.96	4.3%
Atlanta-Sandy Springs-Alpharetta, GA	15,884	2,194,478	85.7%	92.7%	(7.0)%	87.8%	95.3%	(7.5)%	14.34	12.78	12.2%
Dallas-Fort Worth-Arlington, TX	10,835	1,387,205	86.9%	91.2%	(4.3)%	88.8%	93.0%	(4.2)%	14.13	13.34	5.9%
Phoenix-Mesa-Chandler, AZ	13,948	1,557,262	86.7%	90.4%	(3.7)%	88.1%	93.0%	(4.9)%	16.98	16.21	4.8%
McAllen-Edinburg-Mission, TX	9,679	1,445,017	91.8%	94.7%	(2.9)%	92.8%	96.7%	(3.9)%	13.96	12.38	12.8%
Oklahoma City, OK	9,188	1,328,077	90.1%	94.7%	(4.6)%	92.4%	96.5%	(4.1)%	10.43	9.42	10.7%
Indianapolis-Carmel-Anderson, IN	8,989	1,169,193	87.3%	92.1%	(4.8)%	87.7%	94.8%	(7.1)%	12.72	11.86	7.3%
Brownsville-Harlingen, TX	6,389	916,571	92.0%	94.5%	(2.5)%	93.1%	96.7%	(3.6)%	13.39	11.88	12.7%
Los Angeles-Long Beach-Anaheim, CA	9,756	1,063,469	89.1%	93.2%	(4.1)%	91.1%	94.7%	(3.6)%	24.78	22.85	8.4%
San Antonio-New Braunfels, TX	5,775	771,950	87.2%	90.7%	(3.5)%	88.6%	92.9%	(4.3)%	15.77	15.02	5.0%
North Port-Sarasota-Bradenton, FL	8,884	889,289	86.2%	91.1%	(4.9)%	87.8%	93.4%	(5.6)%	22.74	20.69	9.9%
San Juan-Bayamón-Caguas, PR	12,408	1,342,533	93.4%	95.4%	(2.0)%	93.6%	95.1%	(1.5)%	27.12	25.03	8.3%
Colorado Springs, CO	5,434	675,342	88.4%	91.6%	(3.2)%	89.7%	92.4%	(2.7)%	13.44	13.13	2.4%
Tulsa, OK	6,112	815,005	88.8%	92.7%	(3.9)%	90.6%	93.9%	(3.3)%	10.82	10.10	7.1%
New Orleans-Metairie, LA	6,567	758,608	84.5%	92.1%	(7.6)%	85.9%	93.9%	(8.0)%	14.72	13.89	6.0%
Augusta-Richmond County, GA-SC	6,266	838,092	85.5%	92.2%	(6.7)%	87.8%	93.0%	(5.2)%	11.23	10.31	8.9%
Austin-Round Rock-Georgetown, TX	6,834	901,259	88.3%	93.2%	(4.9)%	88.7%	92.9%	(4.2)%	16.89	15.65	7.9%
Las Vegas-Henderson-Paradise, NV	6,611	818,305	88.9%	91.6%	(2.7)%	87.3%	93.9%	(6.6)%	15.06	14.60	3.2%
Corpus Christi, TX	5,470	709,265	89.9%	88.3%	1.6%	89.1%	87.0%	2.1%	14.66	15.11	(3.0)%
Wichita, KS	4,200	588,161	90.1%	92.8%	(2.7)%	91.9%	93.8%	(1.9)%	12.25	11.75	4.3%
Kansas City, MO-KS	4,491	589,414	91.0%	93.3%	(2.3)%	92.3%	94.5%	(2.2)%	14.89	14.32	4.0%
Shreveport-Bossier City, LA	4,565	606,361	92.8%	94.2%	(1.4)%	92.5%	95.2%	(2.7)%	10.32	9.70	6.4%
Knoxville, TN	4,349	531,021	91.0%	90.5%	0.5%	90.8%	92.9%	(2.1)%	14.14	13.51	4.7%
Other MSAs	168,257	21,586,579	87.8%	91.7%	(3.9)%	88.9%	93.2%	(4.3)%	14.87	13.95	6.6%
Total/Weighted Average	406,220	52,451,735	88.5%	92.1%	(3.6)%	89.6%	93.7%	(4.1)%	$15.31	$14.33	6.8%

2022 Same Store Pool(2)	300,515	38,379,185	88.6%	92.7%	(4.1)%	90.0%	94.6%	(4.6)%	$15.65	$14.59	7.3%

2021 Same Store Pool(3)	265,424	33,561,875	88.5%	92.7%	(4.2)%	90.0%	94.6%	(4.6)%	$15.79	$14.73	7.2%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 7

Same Store Operating Data (834 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	YTD 2023	YTD 2022
Revenue
Rental revenue	$181,734	$179,907	$177,667	$179,386	$180,751	$539,308	$524,365
Other property-related revenue	6,966	6,801	6,248	5,732	5,967	20,015	17,834
Total revenue	188,700	186,708	183,915	185,118	186,718	559,323	542,199
Property operating expenses
Store payroll and related costs	12,964	12,842	13,454	13,405	13,607	39,260	40,179
Property tax expense	14,130	15,015	14,846	13,432	14,449	43,991	43,082
Utilities expense	6,057	4,644	5,257	4,848	5,686	15,958	15,103
Repairs & maintenance expense	4,160	3,809	3,941	3,732	4,073	11,910	11,955
Marketing expense	4,797	4,241	3,572	3,242	3,609	12,610	9,559
Insurance expense	2,575	2,488	1,680	1,721	1,680	6,743	5,118
Other property operating expenses	7,720	7,155	7,670	7,478	7,181	22,545	21,310
Total property operating expenses	52,403	50,194	50,420	47,858	50,285	153,017	146,306
Net operating income	$136,297	$136,514	$133,495	$137,260	$136,433	$406,306	$395,893

Net operating income margin	72.2%	73.1%	72.6%	74.1%	73.1%	72.6%	73.0%

Occupancy at period end	88.5%	90.0%	89.8%	89.9%	92.1%	88.5%	92.1%

Average occupancy	89.5%	90.0%	89.7%	90.9%	93.5%	89.6%	93.7%

Average annualized rental revenue per occupied square foot	$15.51	$15.27	$15.13	$15.09	$14.77	$15.31	$14.33

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	3Q 2023	2Q 2023	1Q 2023	4Q 2022	3Q 2022	YTD 2023	YTD 2022
Rental revenue
Same store portfolio	$181,734	$179,907	$177,667	$179,386	$180,751	$539,308	$524,365
Non-same store portfolio	20,099	19,404	16,462	16,599	12,973	55,965	28,464
Total rental revenue	201,833	199,311	194,129	195,985	193,724	595,273	552,829
Other property-related revenue
Same store portfolio	6,966	6,801	6,248	5,732	5,967	20,015	17,834
Non-same store portfolio	798	812	559	492	433	2,169	1,073
Total other property-related revenue	7,764	7,613	6,807	6,224	6,400	22,184	18,907
Property operating expenses
Same store portfolio	52,403	50,194	50,420	47,858	50,285	153,017	146,306
Non-same store portfolio	6,178	6,900	6,063	5,564	4,922	19,141	11,597
Prior period comparability adjustment(1)	—	—	—	(75)	(75)	—	(225)
Total property operating expenses	58,581	57,094	56,483	53,347	55,132	172,158	157,678

Net operating income	151,016	149,830	144,453	148,862	144,992	445,299	414,058
Management fees and other revenue	9,550	8,587	7,057	6,513	6,649	25,194	21,111
General and administrative expenses	(15,100)	(14,404)	(14,821)	(15,345)	(15,298)	(44,325)	(43,966)
Depreciation and amortization	(55,842)	(56,705)	(55,458)	(57,564)	(59,631)	(168,005)	(175,594)
Other	(4,138)	(3,220)	(1,173)	(1,186)	(6,356)	(8,531)	(7,351)
Interest expense	(43,065)	(39,693)	(37,948)	(34,633)	(28,871)	(120,706)	(75,966)
Loss on early extinguishment of debt	—	—	(758)	—	—	(758)	—
Equity in earnings of unconsolidated real estate ventures	1,930	1,861	1,678	2,155	2,134	5,469	5,590
Acquisition costs	(341)	(239)	(844)	(368)	(1,142)	(1,424)	(2,377)
Non-operating (expense) income	(24)	196	(598)	(352)	(226)	(426)	(599)
Gain on sale of self storage properties	—	—	—	3,332	—	—	2,134
Income tax expense	(922)	(737)	(1,196)	(1,037)	(2,074)	(2,855)	(3,652)
Net Income	$43,064	$45,476	$40,392	$50,377	$40,177	$128,932	$133,388

(1) Certain payroll and related costs associated with the Move It portfolio were not reflected as property-level expenses in 2022 under the management of the Move It PRO. Such costs are reflected in property operating expenses in 2023 under NSA's management. For purposes of comparable same store reporting, NSA has included the specific 2022 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$15.51	$14.77	$15.31	$14.33
Total consolidated portfolio	15.32	14.58	15.13	14.13

Average Occupancy

Same store	89.5%	93.5%	89.6%	93.7%
Total consolidated portfolio	88.6%	92.7%	88.7%	92.8%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$3,961	$3,880	$11,298	$8,852
Value enhancing capital expenditures	2,100	4,290	5,844	10,258
Acquisitions capital expenditures	1,970	5,576	8,072	14,351
Total consolidated portfolio capital expenditures	$8,031	$13,746	$25,214	$33,461

Property Operating Expenses Detail

Store payroll and related costs	$14,647	$14,636	$43,973	$42,485
Property tax expense	15,616	16,325	50,188	47,601
Utilities expense	6,789	6,149	17,848	16,192
Repairs & maintenance expense	4,703	4,462	13,561	12,946
Marketing expense	5,371	3,928	14,093	10,291
Insurance expense	2,896	1,827	7,582	5,442
Other property operating expenses	8,559	7,805	24,913	22,721
Property operating expenses on the Company's statements of operations	$58,581	$55,132	$172,158	$157,678

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,481	$5,819	$16,089	$16,748
Equity-based compensation expense	1,702	1,546	5,028	4,670
Other general and administrative expenses	7,917	7,933	23,208	22,548
General and administrative expenses on the Company's statements of operations	$15,100	$15,298	$44,325	$43,966

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $3.7 million of fair value of debt adjustments and $13.5 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;
•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of September 30, 2023, the Company had eight PROs: Optivest Properties, Guardian Storage Centers, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective January 1, 2023, following the voluntary retirement of Move It Self Storage as a PRO, the management of Move It's branded properties was transferred to NSA.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	BMO Capital Markets	BofA Securities
Wes Golladay	Juan Sanabria	Jeff Spector
216.737.7510	312.845.4704	646.855.1363

Citi Investment Research	Evercore ISI	Green Street
Smedes Rose	Samir Khanal / Steve Sakwa	Spenser Allaway
212.816.6243	212.888.3796 / 212.446.9462	949.640.8780

Jefferies LLC	KeyBanc Capital Markets	Morgan Stanley
Jonathan Petersen	Todd Thomas	Ronald Kamdem
212.284.1705	917.368.2286 / 917.368.2280	212.296.8319

Stifel	Truist Securities	UBS
Stephen Manaker / Kevin Stein	Ki Bin Kim	Michael Goldsmith
212.271.3716 / 212.271.3718	212.303.4124	212.713.2951

Wells Fargo	Wolfe Research
Eric Luebchow	Keegan Carl
312.630.2386	212.713.2951